Exhibit 1.1

[•] Shares

SMART Global Holdings, Inc.

Ordinary Shares

UNDERWRITING AGREEMENT

[•], 2017

Barclays Capital Inc.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The shareholders of SMART Global Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), named in Schedule II attached hereto (the “Selling Shareholders”) propose to sell an aggregate of [•] ordinary shares (the “Firm Shares”), par value $0.03 per share (the “Ordinary Shares”), in the capital of the Company. In addition, certain of the Selling Shareholders propose to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [•] additional Ordinary Shares on the terms set forth in Section 3 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”. This Agreement is to confirm the agreement concerning the purchase of the Shares from the Selling Shareholders by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-[•]) relating to the Shares has (i) been prepared by the Company in conformity with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [•] (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative;

(ii) “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Ordinary Shares under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications, with the consent of the Representative, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(d) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of the Company’s subsidiaries where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than SMART Global Holdings, Inc., Saleen Intermediate Holdings, Inc., SMART Worldwide Holdings, Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies (CI), Inc., SMART Modular Technologies (LX) S.à r.l., SMART Modular Technologies Sdn. Bhd., SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda., SMART Modular Technologies do Brasil - Indústria e Comercio de Componentes Ltda., SMART Modular Technologies (DH), Inc. and SMART Modular Technologies, Inc.) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l) The Company has an authorized share capital as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares in the capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with all applicable federal, state and other securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares in the capital of the Company have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with all applicable federal, state and other securities laws. All of the issued shares in the capital, or other ownership interest, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Registration Statement, Pricing Disclosure Package and the Prospectus or for such liens, encumbrances, equities, or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Shares to be sold by the Selling Shareholders to the Underwriters hereunder have been duly authorized, validly issued, fully paid and are non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and will be free of statutory, constitutional and contractual preemptive rights, rights of first refusal and similar rights.

(n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) The sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the memorandum and articles of association (or similar constitutional documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, liens, charges, encumbrances or violations that would not reasonably be expected to have a Material Adverse Effect.

(p) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Shares by the Underwriters.

(q) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(r) Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(s) The Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(t) (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(u) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(v) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth in the most recent Preliminary Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of such Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(w) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. As of the date of the initial filing of the Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(x) Except as described in the most recent Preliminary Prospectus or the Pricing Disclosure Package, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities (other than in connection with the Company’s equity incentive plan or stock ownership plan in effect on the date hereof and described in the Pricing Disclosure Package), (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend on its share capital, partnership or limited liability company interest, as applicable, and (ii) there has not been any change in the share capital (other than the conversion, exchange, or exercise of convertible, exchangeable or exercisable securities, including options and warrants) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all security interests, claims, liens, charges, encumbrances and defects, except such security interests, claims, liens, charges, encumbrances and defects as: (i) are described in the most recent Preliminary Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Except as described in the most recent Preliminary Prospectus or the Pricing Disclosure Package, the Company and each of its subsidiaries have (i) such permits, licenses, patents, franchises, certificates of need, granting acts for special tax treatments (including, without limitation, a qualification to benefit from the Brazilian government-sponsored Support Program for the Technological Development of the Semiconductor and Display Industries Act (“PADIS”) and from Lei da Informática—Processo Productivo Básico (“PPB/IT Program”)) and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) has, fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(aa) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(bb) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described or filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. To the Company’s knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(dd) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. Except as described in the most recent Preliminary Prospectus and other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all policies of insurance of the Company and its subsidiaries are in full force and effect; (ii) the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; (iii) neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ee) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or, officers of the Company or, to the knowledge of the Company, the shareholders, customers or suppliers of the Company, on the other hand, that is required by the Securities Act and the rules and regulations of the Commission thereunder to be described in the most recent Preliminary Prospectus which is not so described.

(ff) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum and articles of association (or similar constitutional documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets except in the case of each of clauses (i), (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the most recent Preliminary Prospectus, (i) there are no proceedings that are pending, or known to the Company to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed and (ii) to the knowledge of the Company, there are no issues regarding compliance with Environmental Laws, including any pending or formally proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect.

(ii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E), (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) No governmental approvals are currently required in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Shares.

(ll) Except as otherwise disclosed in the most recent Preliminary Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, or from repaying to the Company any loans or advances to such subsidiary from the Company, or from taking similar actions.

(mm) The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(nn) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, be required to be registered as (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(oo) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) Except as otherwise disclosed in the most recent Preliminary Prospectus and Prospectus, the Company has not sold or issued any securities that would be required to be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(rr) The Company and its affiliates have not taken, directly or indirectly, any action designed to, or that has constituted, or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(ss) The Shares have been approved for listing, subject to official notice of issuance on The NASDAQ Global Market.

(tt) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 6(a)(iv) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(uu) Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or, state or foreign wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(vv) Neither the Company nor any of its subsidiaries, nor, any director, officer, controlled affiliate, nor to the knowledge of the Company, any agent, employee or non-controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery statute or regulation. The Company, its subsidiaries and their controlled affiliates have each conducted their businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-bribery law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively,

“Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea), any United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(yy) No stamp, issue, registration, transfer or similar taxes and duties, including interest and penalties, are payable in the Cayman Islands on or in connection with the sale of any Shares by the Company pursuant to this Agreement or the execution and delivery of this Agreement (unless this Agreement is hereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) will be payable).

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(b) The Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholder is selling Shares, the Selling Shareholder will have, good and marketable title to the Shares to be sold by the Selling Shareholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(c) Upon payment for the Shares to be sold by the Selling Shareholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (i) DTC will acquire good and marketable title to the Shares free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(f) The sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound and which is material to the Selling Shareholder, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Shareholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder, except that in the case of clauses (i) and (iii) above, where such conflict or violation would not, individually or in the aggregate, reasonably be likely to have a material adverse effect (1) on the Selling Shareholder, or (2) on the power or ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder are required for the sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby, except (i) for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the offer, purchase and sale of the Shares by the Underwriters, (iii) such as has previously been obtained or (iii) where the failure to obtain or perform any such consent, approval, authorization, order, filing or registration would not, individually or in the aggregated, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated in this Agreement.

(h) To the knowledge of the Selling Shareholder, the Registration Statement, as amended or supplemented, as applicable, did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that (i) no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to the Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in the Registration Statement and any amendment or supplement thereto.

(i) To the knowledge of the Selling Shareholder, the Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) the representations and warranties set forth in this paragraph 2(h) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Prospectus, or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to the Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in the Prospectus and any amendment or supplement thereto.

(j) To the knowledge of the Selling Shareholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) the representations and warranties set forth in this paragraph 2(i) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package, or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to the Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in the Pricing Disclosure Package and any amendment or supplement thereto.

(k) To the knowledge of the Selling Shareholder, the Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule V hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) the representations and warranties set forth in this paragraph 2(j) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) and any amendment or supplement thereto, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to the Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) and any amendment or supplement thereto.

(l) The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Shares.

(m) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(i) to finance any activities or business of or with any person or in any country or territory that, at the time of such financing, is the subject of any sanctions administered or enforced by OFAC; or

(ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of the Selling Shareholder’s direct or indirect limited partners once such proceeds are no longer under the control of the Selling Shareholder if prior to such distribution the Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

(n) The Selling Shareholder is not (i) an employee benefit plan subject to Part 4, Subtitle B of Title I of ERISA, (ii) a plan subject to the prohibited transaction provisions of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan under Section 3(42) of ERISA.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Shareholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from each Selling Shareholder that number of Firm Shares that represents the same proportion of the number of shares of the Firm Shares to be sold by each Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, each Selling Shareholder grants to the Underwriters an option to purchase up to the number of Option Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto, severally and not jointly. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $[•] per share.

The Selling Shareholders are not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

4. Offering of Shares by the Underwriters. Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5. Payment for the Shares. Payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. The Firm Shares shall be distributed to or as instructed by the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Shares being sold by the Selling Shareholders to or upon the order of the Selling Shareholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders. Time shall be of the essence, and distribution as specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Shareholders shall distribute the Firm Shares through the facilities of DTC unless the Representative shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Shareholders by the Representative; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the options are being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be distributed and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date”, and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date”.

Payment for the Option Shares by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Selling Shareholders. On each Option Shares Delivery Date, the Selling Shareholders shall deliver, or cause to be delivered, the Option Shares, to the Representative for the account of each Underwriter, against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Shares being sold by the Selling Shareholders to or upon the order of the Selling Shareholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Shareholders shall deliver the Option Shares through the facilities of DTC unless the Representative shall otherwise instruct in writing no later than two business days prior to the applicable Delivery Date.

6. Further Agreements of the Company and the Underwriters.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their reasonable request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing which shall not be unreasonably withheld.

(vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their reasonable request, to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), provided that the Company may satisfy the requirements of this subsection by filing such information with the Commission via the Electronic Data Gathering, Analysis and Retrieval system.

(ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell (including short sales), pledge, grant security over, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (other than the Shares to be sold hereunder) or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than the Shares and Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than the grant of options or other equity awards pursuant to equity award plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by issue of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than the registration of the offer and sale of the Shares under the Securities Act pursuant hereto), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of Ordinary Shares upon the exercise of a warrant of which the Underwriters have been advised in writing on the date hereof, (b) the issuance by the Company of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares pursuant to any warrants or equity incentive plan or stock ownership plan in effect on the date hereof and described in the Pricing Disclosure Package, (c) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Disclosure Package, or (d) the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares in connection with the acquisition by the Company or any of its subsidiaries of the assets of, or a majority or controlling portion of the equity of, any other entity or the entry by the Company or any of its subsidiaries into a joint venture with another entity, so long as the aggregate number of Ordinary Shares issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for Ordinary Shares under this clause shall not exceed (x) 10% of the total number of Ordinary Shares issued and outstanding as of the date of such acquisition or joint venture agreement, as the case may be, and (y) the recipient of such Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares shall have executed and delivered to the Representative a letter or letters, substantially in the form of Exhibit A hereto.

(xi) To cause each Selling Shareholder, executive officer and director of the Company set forth on Schedule II and Schedule III hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xii) To enforce the terms of all existing agreements, plans and arrangements restricting the transfer by any holder of such holder’s Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares following the offering of the Ordinary Shares contemplated hereby. During the Lock-Up Period, the Company shall enforce, and not waive or amend, any such transfer restriction, including any “market standoff,” “holdback” or similar agreement or provision, applicable to any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, unless the Company shall have obtained the prior written consent the Representative; provided that this Section 6(a)(xii) shall not prohibit the Company from effecting such a waiver or amendment to permit a transfer of securities which is permissible under the terms of the lock-up letters described in Section 6(a)(xi).

(xiii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv) If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and, at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for payment of such fees pursuant to Rule 111 under the Securities Act.

(xv) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the time when a prospectus relating to the offering or sale of the Shares or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xvi) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Shareholder. Each Selling Shareholder agrees, severally and not jointly:

(a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock;

(b) To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(c) The Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters in an amount not to exceed $35,000, when taken together with the fees and expenses of counsel to the Underwriters incurred in connection with clause (g) of this Section 8); (f) the listing of the Shares on The NASDAQ Global Market and/or any other exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount not to exceed $35,000, when taken together with the fees and expenses of counsel to the Underwriters incurred in connection with clause (e) of this Section 8); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Davis Polk & Wardwell LLP shall have furnished to the Representative its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(d) Maples and Calder shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(e) Machado Meyer shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(f) Simpson Thacher & Bartlett LLP shall have furnished to the Representative its written opinion, as counsel to the Silver Lake Partners and Silver Lake Sumeru, as Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(g) Maples and Calder shall have furnished to the Representative its written opinion, as counsel to the Silver Lake Partners and Silver Lake Sumeru, as Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(h) Davis Polk & Wardwell LLP shall have furnished to the Representative its written opinion, as counsel to management selling shareholders, as Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(i) The Company shall have furnished to the Representative certificates of the Chief Financial Officer of the Company, addressed to the Underwriters and dated the date hereof and such Delivery Date, in form and substance reasonably satisfactory to the Representative.

(j) The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) At the time of execution of this Agreement, the Representative shall have received from Deloitte a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) With respect to the letter of Deloitte referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to their knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of

the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(n) Each Selling Shareholder shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained in Section 2 herein are true and correct on and as of such Delivery Date, and that the Selling Shareholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(o) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the share capital (other than the conversion, exchange or exercise of convertible, exchangeable or exercisable securities, including options and warrants) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) The NASDAQ Global Market shall have approved the Shares for listing, subject only to official notice of issuance.

(s) The Lock-Up Agreements between the Representative and Selling Shareholders set forth on Schedule II hereto and the officers and directors of the Company set forth on Schedule III, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(t) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further customary certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company, the Selling Shareholders or any of their respective affiliates in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand in writing for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f)). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Selling Shareholder, severally in proportion to the number of Firm Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing

Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of such Selling Shareholder or used or referred to by such Selling Shareholder in connection with the offering of the Shares in violation of Section 7(c) being referred to as a “Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand in writing for any legal or other documented out of pocket expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, or (iii) any breach of any representation or warranty of the Selling Shareholders in this Agreement, but only in each case, with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or any amendment or supplement thereto, Permitted Issuer Information, Marketing Materials, Blue Sky Application or Selling Shareholder Free Writing Prospectus, it being understood and agreed that such information is limited to the name of such Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to such Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or any amendment or supplement thereto, Permitted Issuer Information, Marketing Materials, Blue Sky Application or Selling Shareholder Free Writing Prospectus. The aggregate liability of each Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 10(e) below shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions) from the offering of the Shares purchased under this Agreement received by such Selling Shareholder. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, their respective directors and officers who have signed the Registration Statement, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one counsel (in addition to local counsel) to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) and 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling

Shareholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the aggregate liability of each Selling Shareholder under the contribution provisions contained in this paragraph and the indemnity agreement of 10(b) above shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions) from the offering of the Shares purchased under this Agreement received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding delivery of Ordinary Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remain unpurchased does not exceed one-eleventh of the total number of Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remain unpurchased exceeds one-eleventh of the total number of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(k), 9(l) and 9(m) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If (a) the Selling Shareholders fail to tender the Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement except the occurrence of an event described in Section 9(m), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Selling Shareholders. The Selling Shareholders hereby waive any claims that the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d)), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Bruce Goldberg, Vice President, Chief Legal and Compliance Officer, SMART Global Holdings, Inc., 39870 Eureka Drive, Newark, CA 94560, fax: (510) 624-8231; and

(c) if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to Silver Lake Partners and Silver Lake Sumeru at 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, Attention: Karen King, fax: (650) 233-8125, and 9 West 57th Street, 32nd Floor, New York, New York 10019, Attention: Andrew Schader, fax: (212) 981 3535.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the directors, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

21. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

Silver Lake Partners III Cayman (AIV III), L.P.

By:
Name:
Title:

Silver Lake Technology Investors III Cayman, L.P.

By:
Name:
Title:

Silver Lake Sumeru Fund Cayman, L.P.

By:
Name:
Title:

Silver Lake Technology Investors Sumeru Cayman, L.P.

By:
Name:
Title:

Ajay Shah

By:
Name:

Krishnan-Shah Family Partners, L.P. Fund No. 1

By:
Name:
Title:

Krishnan-Shah Family Partners, L.P. Fund No. 3

By:
Name:
Title:

Krishnan-Shah Family Partners, L.P. Fund No. 4

By:
Name:
Title:

The Ajay B. Shah and Lata K. Shah 1996 Trust U/A/D 5/28/1996

By:
Name:
Title:

Mukesh Patel

By:
Name:

The Patel Revocable Trust (U/A/D 6/6/2002)

By:
Name:
Title:

Patel Family Partners L.P. – Fund No. 2

By:
Name:
Title:

Iain MacKenzie

By:
Name:

Bruce Goldberg

By:
Name:

Alan Marten

By:
Name:

Anjali Reddy

By:
Name:

Accepted:

BARCLAYS CAPITAL INC.

For itself and as Representative

of the several Underwriters named

in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Shares
Barclays Capital Inc.	[•]
Deutsche Bank Securities Inc.	[•]
Jefferies LLC	[•]
Stifel, Nicolaus & Company, Incorporated	[•]
Needham & Company, LLC	[•]
Roth Capital Partners, LLC	[•]

Total	[•]

SCHEDULE II

Name and Address of Selling Shareholders	Number of Shares of Firm Shares	Number of Shares of Option Shares
Silver Lake Partners III Cayman (AIV III), L.P., [address]	[•]	[•]
Silver Lake Technology Investors III Cayman, L.P., [address]	[•]	[•]
Silver Lake Sumeru Fund Cayman, L.P., [address]	[•]	[•]
Silver Lake Technology Investors Sumeru Cayman, L.P., [address]	[•]	[•]
Ajay Shah, [address]	[•]	[•]
Krishnan-Shah Family Partners, L.P. Fund No. 1, [address]	[•]	[•]
Krishnan-Shah Family Partners, L.P. Fund No. 3, [address]	[•]	[•]
Krishnan-Shah Family Partners, L.P. Fund No. 4, [address]	[•]	[•]
The Ajay B. Shah and Lata K. Shah 1996 Trust U/A/D 5/28/1996, [address]	[•]	[•]
Mukesh Patel, [address]	[•]	[•]
The Patel Revocable Trust (U/A/D 6/6/2002), [address]	[•]	[•]
Patel Family Partners L.P. – Fund No. 2, [address]	[•]	[•]
Iain MacKenzie, [address]	[•]	[•]
Bruce Goldberg, [address]	[•]	[•]
Alan Marten, [address]	[•]	[•]
Anjali Reddy, [address]	[•]	[•]

Total	[•]	[•]

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Non-Employee Directors

1.	Ajay Shah

2.	James A. Davidson

3.	Randy Furr

4.	Kenneth Hao

5.	Paul Mercadante

6.	Sandep Nayyar

7.	Mukesh Patel

8.	Jason White

Non-Employee Director Affiliated Entities

1.	Krishnan-Shah Family Partners, L.P. Fund No. 1

2.	Krishnan-Shah Family Partners, L.P. Fund No. 3

3.	Krishnan-Shah Family Partners, L.P. Fund No. 4

4.	The Ajay B. Shah and Lata K. Shah 1996 Trust U/A/D 5/28/1996

5.	The Patel Revocable Trust (U/A/D 6/6/2002)

6.	Patel Family Partners L.P. - Fund No. 2

Officers

1.	Iain MacKenzie

2.	Jack Pacheco

3.	Alan Marten

4.	KiWan Kim

5.	Bruce Goldberg

Selling Shareholders

1.	Silver Lake Partners III Cayman (AIV III), L.P.

2.	Silver Lake Technology Investors III Cayman, L.P.

3.	Silver Lake Sumeru Fund Cayman, L.P.

4.	Silver Lake Technology Investors Sumeru Cayman, L.P.

5.	Anjali Reddy

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. $[•] per Ordinary Share

2. [•] Firm Shares

3. [•] Option Shares

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[•]

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

[•]

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

As Representative of the several

Underwriters named in Schedule I

to the Underwriting Agreement referred to below,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Barclays Capital Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of ordinary shares, par value $0.03 per share (the “Ordinary Shares”), of SMART Global Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to: (a) transactions relating to Ordinary Shares or other securities acquired in the open market after the completion of the Offering; (b) any Shares that the undersigned may purchase in the Offering; provided that it shall be a condition to any transfer pursuant to this clause (b) that each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, such party may make such a filing or public announcement, provided such filing or public announcement does not report a reduction in beneficial ownership); (c) (i) bona fide gifts to any person, (ii) contributions to a family foundation for bona fide estate or tax planning purposes, (iii) transfers that are made exclusively between and among the undersigned or members of the undersigned’s family, or any trust for the direct or indirect benefit of the undersigned or members of the undersigned’s family, or any affiliates of the undersigned or, (iv) if the undersigned is a corporation, limited partnership, limited liability company or other entity, transfers to its shareholders, limited partners or members; provided that it shall be a condition to any transfer pursuant to this clause (c) that (A) subject to clause (i) below, the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto, and (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, such party may make such a filing or public announcement, provided such filing or public announcement does not report a reduction in beneficial ownership); (d) transfers by will or intestacy or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement; provided that it shall be a condition to any transfer pursuant to this clause (d) that the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto; (e) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s equity incentive plans or that are otherwise outstanding on the date hereof; provided, that the restrictions in this letter agreement shall apply to Ordinary Shares issued upon such exercise; (f) forfeitures or cancellations of Ordinary Shares to the Company to satisfy tax withholding requirements; (g) the establishment or amendment of any contract, instruction or plan in accordance with Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that, prior to the expiration of the Lock-Up Period, no sales of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, shall be made pursuant to a Rule 10b5-1 Plan that is established during the Lock-Up Period; provided further, that to the extent a

2

public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such 10b5-1 Plan during the Lock-Up Period; (h) the sale of Ordinary Shares pursuant to a Rule 10b5-1 Plan (provided that such plan was established prior to the execution of this agreement by the undersigned); provided that any filing under the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a Rule 10b5-1 Plan; (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Ordinary Shares, provided that no transfer of the undersigned’s Ordinary Shares registered pursuant to the exercise of any such right may take place and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Ordinary Shares during the Lock-Up Period; [(j) the transfers of Ordinary Shares in connection with distributions to the officers or employees of the general partner, managing member or other controlling entity of, or investment advisor to, the undersigned and/or its affiliates, provided that (A) such transferred Ordinary Shares are promptly donated by such officers or employees to charitable organizations, (B) the aggregate number of such donated shares by all such officers and employees pursuant to this clause (i), when taken together with the aggregate number of such donated shares by all officers and employees pursuant to a similar exception contained in lock-up letter agreements executed by affiliates of Silver Lake Partners or Silver Lake Sumeru in connection with the Offering, shall not exceed 2.0% of the aggregate number of Ordinary Shares sold in the Offering by the undersigned and the other investment funds affiliated with Silver Lake Partners or Silver Lake Sumeru, (C) the undersigned shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, the undersigned may make such a filing or public announcement, provided such filing or public announcement includes a statement that such transfer or disposition is not a transfer for value), and (D) for the avoidance of doubt, donees pursuant to this clause (i) shall not be required to sign a lock-up agreement;]1 [(j) the sale, by the undersigned in connection with the termination of his or her employment with the Company or affiliates of Silver Lake Group L.L.C., of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares to the Company or affiliates of Silver Lake Group L.L.C., not at the option of the undersigned, pursuant to equityholder agreements or agreements pursuant to which such securities were issued;]2 [and]3 (k) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar business combination transaction made to all holders of the Ordinary Shares involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares (or any security convertible into or exercisable or exchangeable for Ordinary Shares), or vote any Ordinary Shares in favor of such transaction); provided, that, in the event that such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement[; and (l) transfers of Ordinary Shares pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates; provided, that in the case of pledges or similar arrangements under this clause (l), any such pledgee or other party shall, upon foreclosure on the pledged securities, sign and deliver a lock up letter substantially in the form of this letter agreement]4.

For purposes of this letter agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Offering), of the Ordinary Shares if such person or group of affiliated persons did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Sumeru Fund and the Underwriters.

[1]	Note: This clause is only applicable to Silver Lake affiliates.
[2]	Note: To exclude from the lockups of Silver Lake affiliates and the board members, but otherwise include in all other lockups.
[3]	Note: Not to be included in lockups of Silver Lake affiliates.
[4]	Note: This clause is only applicable to Silver Lake affiliates

3

For the avoidance of doubt, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Ordinary Shares currently owned by the undersigned. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this letter agreement, in part or in its entirety, except, in each case, to the extent the undersigned directly or indirectly possesses and exercises the power to dispose or direct the disposition of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares held by or on behalf of any such entity or to cause any such entity to enter into a transaction that would be prohibited by this letter agreement if effected directly by the undersigned.

This letter agreement shall automatically terminate, and the undersigned shall be immediately released from its obligations and restrictions under this letter agreement without any further action by or on behalf of any of the parties hereto, upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares, (2) the delivery by the Company to the Representative of notice that it has determined not to proceed with the Offering, or delivery by Silver Lake Partners III Cayman (AIV III), L.P. and Silver Lake Sumeru Fund to the Representative of notice that they have determined not to proceed with the Offering, or (3) January 31, 2018, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

IF AN INDIVIDUAL:

By:

(duly authorized signature)

Name:

(please print full name)

Date:

IF AN ENTITY:

(please print complete name of entity)

By:

(duly authorized signature)

Name:

(please print full name)

Title:

(please print full title)

Date: